UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 11, 2004

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1854 Shackleford Court, Suite 200, Atlanta, Georgia	30093-2924

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 806-9918

Item 4. Changes in Registrant’s Certifying Accountant.

Effective August 11, 2004, PricewaterhouseCoopers LLP resigned as the independent registered certified public accounting firm for ProxyMed, Inc. (the “Company”). On August 11, 2004, the Audit Committee of the Company, in accordance with the Audit Committee Charter, announced that Deloitte and Touche LLP will be the Company’s registered public accounting firm effective immediately. The Company has not consulted with Deloitte & Touche LLP in the last two fiscal years or in any interim period through the date of this filing with respect to any matters contained in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The reports of PricewaterhouseCoopers LLP on the financial statements of the Company as of and for the fiscal years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principle.

During the two fiscal years ended December 31, 2003 and 2002 and through August 11, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their report on the financial statements for such years.

During the two fiscal years ended December 31, 2003 and 2002 and through August 11, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934).

In response to the Company’s request, PricewaterhouseCoopers LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated August 16, 2004, is attached hereto as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c)	The following exhibit is being furnished herewith:

16.1	Letter dated August 16, 2004 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: August 16, 2004	/s/ Gregory J. Eisenhauer
Gregory J. Eisenhauer, C.F.A.,
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

16.1	Letter dated August 16, 2004 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.

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